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EnPro Industries, Inc.

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On March 3, 2008, EnPro Industries, Inc. (“EnPro”) issued the following press release:

Investors contact:	Don Washington
Director, Investor Relations and
Corporate Communications
704-731-1527
don.washington@enproindustries.com

Media contact:	Tammie McGee
Manager, Corporate Communications
704-731-1548
tammie.mcgee@enproindustries.com
News Release
EnPro Industries
5605 Carnegie Boulevard
Charlotte, North Carolina 28209-4674
Phone: 704 731 1500
Fax: 704-731-1511
www.enproindustries.com

EnPro Industries Announces Share Repurchase Authorization,
Closes Acquisition of Commercial Vehicle Product Manufacturer
•	Board authorizes $100 million share repurchase

•	Approximately $50 million to occur immediately though accelerated share repurchase agreement

•	Remaining amount to be purchased in open market program over time

•	Acquisition of V.W. Kaiser Engineering expands commercial vehicle product offerings
CHARLOTTE, NC, March 3, 2008 — EnPro Industries Inc. (NYSE: NPO), a leading manufacturer of engineered industrial products, today announced it has received an authorization from its board of directors to repurchase up to $100 million of the company’s common stock. The company also announced it has acquired V.W. Kaiser Engineering, a privately-owned manufacturer of aftermarket products for the heavy-duty truck industry.
“We are very pleased to announce a significant share repurchase program and an important acquisition,” said Ernie Schaub, president and chief executive officer. “We expect both transactions will provide strong returns for our shareholders as we maintain our long-term focus on profitable growth.”
Schaub said the share repurchase includes the immediate retirement of approximately $50 million of the company’s common stock thorough an Accelerated Share Repurchase (ASR) agreement with Credit Suisse International (CSI). Under the ASR agreement, the company is purchasing 1,693,193 shares of its common stock at a price of $29.53 a share. CSI plans to, but is not obligated to, purchase an equivalent number of shares in the open market from time to time over a period running from approximately four to six months. EnPro may receive or be required to remit a price adjustment based on an average price of the company’s common shares over that period. The purchase price adjustment can be settled, at the option of the company, in cash or in shares of its common stock.

The remainder of the authorization will be used to make additional purchases through ongoing open market transactions. The company expects to complete these transactions over the next year, subject to market conditions, the company’s financial results and other factors.
“This share repurchase program strikes an appropriate balance between returning cash to our shareholders and maintaining the flexibility to pursue our objectives for growth,” said Schaub. “The immediate commitment of the ASR followed by open market purchases allows us to return a substantial amount of cash to shareholders in the short term. At the same time, the strength of our balance sheet and cash flows enables us to remain committed to the success of our corporate strategies, which include acquisitions like the one we are announcing today.”
V.W. Kaiser Acquisition
V.W. Kaiser, located in Millington, Michigan, manufactures pins, bushings and suspension kits used primarily in aftermarket applications for trucks and busses. It will be managed as part of EnPro’s Stemco business unit. The transaction was completed for cash; terms were not disclosed.
“Kaiser is known for uniquely engineered products that offer superior performance and significant operating advantages to its customers. As a result, we believe it will be a great fit for EnPro and Stemco,” Schaub said. “The acquisition expands the products we offer to commercial vehicle markets, and it will expose Kaiser products to the broader range of market segments served by Stemco in the United States as well as in Canada and Mexico.
“We have now completed 10 acquisitions of businesses and product lines over the past 20 months that will contribute nearly $90 million of sales at attractive profit margins to our 2008 results,” Schaub said. “We are very confident that acquisitions bring value to our company, and we continue to focus on them as an important element of our growth.”
About EnPro
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems and components, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.
Forward-Looking Statements
Statements in this release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the resolution of current and potential future asbestos claims against certain of our subsidiaries which depends on such factors as the possibility of asbestos reform legislation, the financial viability of insurance carriers, the timing of payments of claims and related expenses, the timing of insurance collections, limitations on the amount that may be recovered from insurance carriers, the bankruptcies of other defendants and the results of litigation; general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, guaranteed debt and lease payments, employee benefit obligations and other matters. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2007 describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.
Additional Information Concerning Proxy Materials
EnPro will file a proxy statement in connection with its 2008 annual meeting of shareholders. EnPro shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by EnPro with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at EnPro’s website, http://www.enproindustries.com, or by writing to EnPro Industries, Inc., 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Corporate Secretary. EnPro and its directors and executive officers may be deemed to be participants in the solicitation of proxies for EnPro’s 2008 annual meeting, and detailed information regarding the names and affiliations of EnPro’s directors is available in the proxy statement for EnPro’s 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on March 22, 2007. Information regarding the interests of EnPro’s directors and executive officers and the names and affiliations of EnPro’s executive officers is available in the first Schedule 14A filed by EnPro with the Securities and Exchange Commission on February 6, 2008.